Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-190957) and Form S-3 (Nos. 333-213029 and 333-216006) of Eastman Kodak Company of our report dated March 15, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Eastman Kodak Company, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Rochester, New York
March 15, 2018